Exhibit 99.1

Soleno Therapeutics Announces Appointment of Industry Veteran Matthew Pauls,

J.D., M.B.A. to Board of Directors

REDWOOD CITY, Calif., August 16, 2023 – Soleno Therapeutics, Inc. (Soleno) (NASDAQ: SLNO), a clinical-stage biopharmaceutical company developing novel therapeutics for the treatment of rare diseases, today announced the appointment of Matthew Pauls, J.D., M.B.A, to its Board of Directors, effective August 15, 2023. Mr. Pauls is an accomplished industry veteran with extensive executive leadership, strategic and commercial experience.

“Matt is a highly accomplished biopharmaceutical executive, and we are pleased to welcome him to the Board,” said Ernest Mario, Ph.D., Chairman of the Board of Directors of Soleno. “His impressive track record, including in rare diseases, will be invaluable as we advance DCCR, our Prader-Willis syndrome candidate toward planned regulatory filing and potential approval. We look forward to leveraging Matt’s deep strategic, operational and commercial expertise to maximize value for both patients and shareholders.”

Mr. Pauls said, “I am excited to be joining the Soleno Board at this important time for the company. I believe that DCCR has the potential to transform the lives of patients with PWS, and I look forward to working collaboratively with the Board and the management team to best position the company for success as we approach potential approval and commercialization.”

Mr. Pauls brings more than three decades of experience in the biopharmaceutical industry. Since 2020, Mr. Pauls has served as Chair of the Board of Directors and Chief Executive Officer of Savara, Inc., a biopharmaceutical company focused on rare respiratory diseases. He is also a member of the Board of Directors at Amplo Biotechnology, a private gene therapy company focused on rare neuromuscular disorders. From 2014 to 2019, Mr. Pauls was President and Chief Executive Officer and a member of the Board of Directors of Strongbridge Biopharma plc., a publicly traded rare-disease focused biopharmaceutical company that he took public via IPO on the NASDAQ. Prior to 2014, he served as Chief Commercial Officer of Insmed, Inc., where he led both the global Commercial and CMC/Technical Operations teams. Prior to Insmed, Mr. Pauls worked at Shire Pharmaceuticals, most recently as Senior Vice President, Head of Global Commercial Operations, and earlier in his career held senior U.S. and global commercial leadership positions at Bristol-Myers Squibb and Johnson & Johnson. In addition to his Board positions at Savara and Strongbridge, Mr. Pauls has also served as Chair of the Board of Directors of Mast Therapeutics and was a member of the Board of Directors of Zyla Life Sciences. Mr. Pauls holds B.S. and M.B.A. degrees from Central Michigan University and a J.D. from Michigan State University College of Law.

About Soleno Therapeutics, Inc.

Soleno is focused on the development and commercialization of novel therapeutics for the treatment of rare diseases. The company’s lead candidate, DCCR extended-release tablets, a once-daily oral tablet for the treatment of Prader-Willi syndrome (PWS), is currently being evaluated in a Phase 3 clinical development program. For more information, please visit www.soleno.life.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the receipt of top-line data from the randomized withdrawal period, and the timing of any regulatory process or ultimate approvals and determining a path forward for DCCR for the treatment of PWS. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions, as well as risks and uncertainties inherent in Soleno’s business, including those described in the company’s prior press releases and in the periodic reports it files with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Corporate Contact:

Brian Ritchie

LifeSci Advisors, LLC

212-915-2578